AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

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LCII - Q2 2017 LCI Industries Earnings Call

EVENT DATE/TIME: AUGUST 4, 2017 / 03:00PM GMT

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

CORPORATE PARTICIPANTS
Brian Michael Hall LCI Industries - CFO
Jason D. Lippert LCI Industries - CEO & Director
Scott T. Mereness LCI Industries - President
Tyler Deur Lambert Edwards - Investor Relations

CONFERENCE CALL PARTICIPANTS
Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
Daniel Joseph Moore CJS Securities, Inc. - MD of Research
Kathryn Ingram Thompson Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst
Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Second Quarter 2017 LCI Industries Earnings Conference Call. (Operator Instructions) As a reminder, this call is being recorded. I would now like to turn the call over to Tyler Deur from Lambert Edwards. You may begin.

Tyler Deur - Lambert Edwards - Investor Relations
Thank you. Good morning, everyone, and welcome to the LCI Industries 2017 second quarter conference call. I'm Tyler Deur with Lambert Edwards, LCI's Investor Relations firm, and I'm joined on the call today by members of LCI's management team, including Jason Lippert, CEO and a Director; Scott Mereness, President; and Brian Hall, CFO.

Management will be discussing second quarter results in just a moment. But first, they have asked me to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in the company's earnings release, in its annual report on Form 10-K and in its other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

Jason D. Lippert - LCI Industries - CEO & Director
Thanks, Tyler, and good morning, everyone, and thanks for joining us on today's call. Our teams have been hard at work focusing on our strategic goals and objectives during this period of great industry growth. Revenues in Q2 rose 24% to $547 million, up from $441 million in Q2 2016. Earnings per share grew from $1.51 per share to $1.59 per share during the same period. Our continued fast-paced growth story is a testament to how focused our team is at LCI, and I couldn't be more proud of our team members across the organization.

During the first half of 2017, we experienced some headwinds, but now expect tailwinds, in the back half of the year. Steel and aluminum prices in the first half of the year remain higher than they were in 2016, and labor was a challenge in the first half. Anticipated tailwinds for the back half of 2017 include stable material costs, selling price increases, lean and automation improvements as well as benefits from the improvements made and the attrition

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efforts on the first half of the year. It is important to note that our current results for the first half are still several full percentage points above our 10-year historical operating margins.

The major story of this year continues to be the amazing growth of the RV industry. Wholesale shipments continue to shatter records and roll toward 500,000 vehicles. OEM backlogs are at record levels. And dealer inventories appear very adequate, with many dealers claiming they need more product. Fall is showing obvious signs that it will be strong, while both OEMs and dealers are continuing to add capacity and open new facilities to meet strong, continued demand. June RV wholesale shipments increased 18.2% from 2016. Wholesale RV shipments for the year are up 13.3%. Consumer confidence is at a 16-year high. Gas prices are stable, and consumer lending is readily available. All these factors point toward a record year for LCI, as the total RV wholesale shipments could reach over 470,000 units. We believe that the popularity of the RV lifestyle, which focuses on family, community and the outdoors, coupled with affordability, many new appealing products, a strong economy and an influx of the next generation of RV-ers, will continue to drive more growth.

As our focus continues to be on organic growth and acquisitions, we continue to accelerate spending within our R&D. The success of our one-touch travel trailer leveling system continues to gain steam. And this fall, we will release another version for lighter weight trailers, which will allow more travel trailer models to adopt the system. The adoption of the system by entry-level travel trailers is a sure sign that the days of manually cranking jacks up and down are coming to an end. When you consider that there are still thousands of trailers still being produced with the same manual jacks that have been around for 50 years, it is a huge area of opportunity, as more and more retail customers want the ease of push-button technology to set up for camping. We recently released the system to the aftermarket and it's being very well received. It's exciting to think about the opportunity for growth here when you take into account the 5 million plus travel trailers in use on the road today with the manual crank jacks.

Our electronics division in Michigan has also been hard at work preparing for this year's show season and the release of an exciting line of new products for 2018. We are extremely excited about these products as LCI electronics continues to define the functionality of tomorrow's connected RV. We have put a significant amount of development into the MyRV infrastructure, and RV-ers love the ability to connect many of their RV components' functionality to their mobile devices. Mobile connectivity is only becoming more relevant, as younger buyers come to the market, and as mobile technology becomes more common and robust. Presently, all the new LCI products are being designed and developed to function with this infrastructure where possible. Several other products are gaining steam in the OEM and aftermarket.

Our newest entry step continues to gain praise by the RV consumer, another example of how we've taken a product that's been relatively unchanged for decades and revolutionized the way it looks and the way it's used. The transformation of this product is a great example of how we can increase content by creating new value through innovation. In addition, we have several new awning products that will debut at Open House as well as our new ovens, ranges and other new appliances. All in all, our R&D is firing in all cylinders, and we couldn't be more proud of the progress this year.

Growth outside the RV industry in our adjacent markets continued, as our sales were up here 22% from 2016 Q2. This result is due to a continued effort by our adjacent sales and operations teams to take our core products and introduce them to new markets. In the next few quarters alone, our teams will attend over 15 shows and events in markets we consider to be adjacent. We always walk away from these shows with great feedback and new opportunities. Recently, we introduced our mattress lines to the heavy trucking and college procurement industries with great reception. Mattresses for colleges and universities, for example, are estimated to be a $50 million market alone. We are one of the largest mattress producers in the country and have a phenomenal product line-up, and it's time to move to other markets with this product.

The acquisition of Lexington in late Q2 has bolstered our efforts in the marine industry in many ways. Having Lexington in our portfolio gives us even more credibility with boat manufacturers, as Lexington has been known for outstanding quality and excellence and new product design for a decade. Our adjacent market strategy will continue to be very important, as we have big opportunities to grow organically and through acquisition in these markets. Our core products, chassis, suspensions, mattresses, awnings, fabricated steel and aluminum components, laminated products, windows and furniture all have tremendous potential in several other industries. And we will continue to pursue these opportunities at every turn.

We had tremendous growth with our aftermarket segment, as sales grew approximately 32% from Q2 2016 to $44.7 million in Q2 2017. Operating profit improved 32% in Q2 2017 from Q2 2016. The surge in sales and profits is a testament to the hard work and dedication of the great teams we have in place, along with our committed strategy. Within our aftermarket division, we have 500,000 square feet, sales teams, call center teams, technical training teams, warehouse teams and marketing teams committed solely to the aftermarket. All in, about 400 dedicated team members. Our customers continue to grow business with us in all product areas. As we've stated before, LCI puts about $1.2 billion in component parts into new RV vehicles every year. We've expanded our content into other adjacent markets, which will lend itself eventually to aftermarket sales in those markets, such as marine, buses and cargo trailers. We expect aftermarket sales to continue on a great pace of growth for the foreseeable future.

In May, we announced the acquisition of Lexington based in Elkhart, Indiana. Lexington is a highly regarded and respected manufacturer of highly engineered seating solutions for the marine, RV, transportation, medical and office furniture industries. Sales for Lexington for the 12 months ending in December 2017 are anticipated to be $60 million. And at a $40 million purchase price, it's our largest acquisition in the last 2 decades. Adding Lexington and their great leadership team is a testament to our strategic plan to grow our marine portfolio and become a supplier of choice to the marine industry. We expect to leverage our purchasing, sales and manufacturing capacity to immediately improve the profitability of this business.

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In early July, we announced the acquisition of Metallarte, a Siena, Italy-based manufacturer of entrance and compartment doors for European caravans. Metallarte and their leadership team share the same philosophy and core values as we do at LCI. They're a growing supplier to the European caravaning industry, and we're excited to have this talented team as part of the LCI family. Metallarte marks the third business that we've acquired in Europe in the last 13 months. One of the greatest benefits of acquiring these companies is that their products are being very well received in the North American markets.

As far as the rest of the acquisition pipeline is concerned, it's very encouraging. There are several great companies that we're currently looking at, that would make great additions to the LCI family. And hopefully, we will be able to discuss these in more detail in future earnings releases. While we can't talk specifics, most of the companies we are looking to acquire have revenues concentrated outside of the North American RV space, showing our continued commitment to adjacent European and the aftermarkets.

Last earnings call, we addressed the well-documented tight labor market in our industry, specifically in Elkhart County, as a result of the outstanding industry growth. Over the last couple of years, we've made attrition and employee engagement the #1 priority within our organization. And if you visit us lately, you can see it very easily. We feel we're faring much better than most of our industry peers because of our intense preparation and focus. As of June, our attrition numbers have decreased to a company-wide average of 36%, which is far below the industry average and almost a 50% reduction from our results last year. We've invested heavily in employee programs that we believe will help us retain our team members over the long-term. These added resources range from leadership, personnel, operations and HR personnel, training and leadership programming as well as significant improvements and upgrades to our facilities across the country. People in Elkhart County are now seeking us out because of all the great things about our company that differentiate us. There's no doubt that it's working. And if we hadn't started this cultural transformation when we did, things would undoubtedly be tougher for us. Our lean and automation initiatives are also helping us with the labor crunch in Elkhart, County. Our spend on automation in 2016 was approximately $5.5 million. And year-to-date, we have spent approximately $15 million. Automation and lean manufacturing initiatives freed up over 150,000 square feet of manufacturing in 2016. In the first half alone of 2017, we've already freed up an additional 150,000 square feet of capacity through lean and automation events. We recently posted a video on our YouTube channel highlighting our latest implemented project. Automation and lean efforts improve safety, quality and efficiency. In this difficult labor market, these efforts continue to provide relief as these projects free up team members for us to move to other areas of need in the business. In addition to lean and automation projects, we are currently adding building capacity in excess of 1 million square feet and putting this online between Q3 of 2017 and Q2 of 2018. This is needed in addition to our lean and automation efforts to keep up with the growth of our core industries.

As always, we thank all of our team members, who work tirelessly every day, and who are responsible for the company's great success. Our goal is for every team member to think of LCI as more than just a place to collect a paycheck, but as a family, where they can find greater sense of purpose. On behalf of our 9,000 team members, we thank our customers and shareholders for placing their trust in us. We're grateful for our partnership here.

I'll now turn to Brian Hall, our CFO, to discuss Q2 financial results, and then we'll follow with questions.

Brian Michael Hall - LCI Industries - CFO
Thank you, Jason, and good morning to everyone joining us on the call. Over the next few minutes, I will provide some additional color regarding the financial results as well as point out some highlights of our cash flows and financial position.

Our consolidated net sales for the second quarter of 2017 increased approximately 24% to a record $547 million. 20% of our sales growth was organic, and 4% came from acquisitions. Sales to RV OEMs, our largest customer base, also grew at 24% compared to the second quarter of 2016. The RV industry continued to show strong growth, as wholesale shipments of towable RVs and motorized RVs increased 17% and 11%, respectively. Sales to other OEMs, outside of RV, grew at 22% to $109 million for the quarter. While our aftermarket segment increased sales at over 32% to $45 million for the quarter. Acquired revenues were approximately $17 million of the $107 million of consolidated net sales growth.

Motorized RV content per unit for the 12 months ended June 30, 2017 increased over $152 to $2,072 per unit, while towable RV content per unit increased $91 to $3,104 per unit. Growth in furniture, awnings, Furrion and leveling were key contributors to the increase. Our consolidated net sales for the year-to-date period increased 21% to over $1 billion. 17% of our sales growth was organic, and 4%, or almost $35 million, came from acquisitions. International sales increased over 132% through acquisitions as well as organic export growth, and now accounts for over 2.5% of our consolidated net sales. Sales of Furrion product also increased significantly growing over 87%, and we believe even more opportunities are expected in the back half of 2017 and beyond. Q2 diluted earnings per share increased to $1.59 per share compared to $1.51 per share in Q2 of 2016. The increase in profit resulted from incremental sales, partially offset by increases in labor and material costs. As Jason indicated previously, labor costs have increased when compared to the first half of 2016, but it's somewhat stabilized when compared to the latter half of 2016. These costs include increased wages and investments in leadership and employee talent and retention to support our growth plans.

We continue to remain focused on lean, automation and attrition initiatives to combat these challenges. Our capital expenditures for the year-to-date period includes approximately $15 million of investment in automation equipment, including automated anodizing lines, numerous tube lasers and

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robotic handling equipment, to name a few. Many of these investments come with a 2- to 3-year payback. Material costs, primarily steel and aluminum, have increased slightly during the fourth quarter of 2016 and first half of 2017. Aluminum costs have increased over 23% when compared to Q2 of 2016, and is a primary component for many of our products. Our material costs were higher during the second quarter even when compared to the first quarter of 2017. While steel and aluminum costs are expected to remain at these elevated levels during the back half of 2017, we do not anticipate it to be at the same degree as the first half.

Noncash depreciation and amortization also increased over $2 million, while noncash stock-based compensation increased over $1.3 million. Our return on invested capital remains very strong at just over 39% on an LTM basis, and reflects our team's focus on investments with higher return.

The company's financial position with cash flow remains very strong. While using $68 million in cash for business acquisitions, $43 million for capital expenditures and returning $25 million to shareholders in the form of dividends, we ended the quarter with a net debt position of only $12 million at June 30, 2017.

This position, along with the borrowing availability under our amended credit facility, position us well for future investments. That is the end of our prepared remarks. Michelle, we are ready to entertain questions. Thank you.

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QUESTION AND ANSWER

Operator
(Operator Instructions) Our first question comes from Scott Stember of CL King.

Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst
Good morning guys. Brian, I heard the aluminum increase year-over-year. Did you give the steel increase year-over-year?

Brian Michael Hall - LCI Industries - CFO
Yes. Steel's somewhat of a mixed bag because we obviously purchase a lot of I-beam. And that price has moved slightly different than what -- hot-roll and sheet, tube has all moved as well. So it would -- I have not quantified that, just because it's somewhat of a mixed bag. But it's obviously -- it's all up across the board.

Scott T. Mereness - LCI Industries - President
When you look -- Scott, this is Scott. When you look at just hot-roll coil prices, we're close to 50% up first half of this year versus first half of last year. But like Brian said, there's other steel components, like I-beam, that don't necessarily -- aren't purchased in the same manner that some of our hot-roll coil purchases. But that gives you some idea as to what the coil prices have done.

Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst
Got it. And as far as the price increases that you had talked about, maybe just give us a sense of the timing when that goes through, when we could see the margins starting to stabilize maybe, and also in the context of labor. And it sounds as if a lot of the costs that you've put in to stem the tide of attrition seems to have peaked. So maybe just talk about how that all plays out in the back half of the year in the gross margin and where we could -- where you expect the gross margin getting back to in the near term. Thank you.

Jason D. Lippert - LCI Industries - CEO & Director
Sure. Well, I'm going to take you back a little bit. When you look at Q1 and Q2 last year, Scott, we had lowering -- we had the opposite situation. We had lowering material costs, and we had held back on pricing decreases that didn't go through until Q3 and Q4 -- well, really Q3 last year. So we had kind of a perfect storm of sorts, if you remember, which gave us -- helped us attain an all-time high operating margin for Q1 and Q2. We got the opposite situation happening this year, where in Q1, Q2 first half of this year, we had rising material costs, and we weren't able to get pricing increases through. Those pricing increases start taking place in Q3, and they finalize in Q4. And I think the mix there -- Brian, is, what, half?

Brian Michael Hall - LCI Industries - CFO
I would say we're probably half of a quarter impact in Q3 and a full quarter impact in Q4.

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Jason D. Lippert - LCI Industries - CEO & Director
Right. So that will obviously help us out significantly. As you know, we typically wait a little while giving the decreases back to kind of see what materials are going to do. Like we did last year, we held off for a little while. And to be fair with our OEM partners, we wait until we see what the materials are going to do like we have this year. So we're just now starting to see those hit. They've already been all given to our customers. We're just waiting for them to hit in Q3 and Q4. So they'll have an impact on our financials in a favorable manner. And that's part of the tailwinds we're talking about, materials stabilizing going into Q3 and Q4, labor stabilizing for a couple of reasons. We have some --a lot of efforts in Q1 and Q2 on the attrition efforts and the engagement efforts. And all the things that we've done there, the automation and lean activities that we've done, we expect all that to help stabilize labor in the back half of the year. So if you look at the materials stabilizing, you look at the pricing increases that have been already given and already going into effect that started in July sometime spreading out through November and the labor situation, those are the tailwinds we're speaking of.

Scott T. Mereness - LCI Industries - President
And Scott, one more comment. This is Scott. Steel prices just in the last 3 months are 2% less than they were in the last 3 -- those comparable months in 2016. So at least coil prices not only have stabilized, but they're actually down 2% compared to those same 3 months last year.

Jason D. Lippert - LCI Industries - CEO & Director
And we feel that as we've said for the last several quarters, we've been talking about that level of comfort range and operating margin for us at 11.5% to 12.5%. We still feel very comfortable, especially considering the tailwinds coming up here in Q3 and Q4, and then you couple that with the comps that we're looking at in Q3 and Q4, where we were at roughly at 10.9% and 10.3% or 10.2% in Q4. So the tailwinds look enough to keep us in that range. And obviously, our goal is to continue to make acquisitions with stronger margin profiles, and continue to develop new products in R&D that have stronger margin profiles, and continue to get margin where we can, especially around unique products or products that are unique to LCI.

Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst
And just touching on that point about the margins, that 11.5% to 12.5%, is that assuming, for the full year, that's what you'll get? Or are you just saying that that's pretty much that kind of a run rate in the back half of the year heading into next year?

Brian Michael Hall - LCI Industries - CFO
I would say that we always looking -- over the next 12 to 18 months. We think the target margins within that range are still reasonable, again, as Jason noted well above what we've historically ran. But I think when you look at the back half, obviously, volumes is a little bit of an unknown. So you watch volumes over Q3 and Q4 and how much we can absorb of our fixed cost structure. Yes, I think we can be close to that range. But being on the high end of that range, probably not at this point.

Jason D. Lippert - LCI Industries - CEO & Director
That's more the 12 to 18-month look out on a high end of the range. But certainly, near-term, with the tailwinds we've got coming, we feel confident that we're going to be there.

Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst
Okay. Just one last question. You talked about the leveling devices being introduced into the aftermarket. And I was just trying to find out, Can any

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RV, whether it's your brand or -- I'm going to say your brand, but just is there -- is any RV out there could? And how old? And what's the possible opportunity here for? This seems like it could be a huge opportunity for you guys.

Jason D. Lippert - LCI Industries - CEO & Director
It is. I've mentioned in our prepared remarks that there's about 5 million plus trailers out there today, and then even more fifth wheels. But specifically, with our travel trailer leveling system, we can fit that up to any chassis out there. It takes a little bit of work, and a retail customer has to bring it in into a service center to get it done. It's not something that they can do themselves. But certainly, we can -- that's what we're pitching to the dealer service centers all over the country. And there's thousands of them. And as we get those dealers equipped to be able to do those installs and understand how to put the leveling systems into some of these older trailers, and coupled with the fact that anybody that's RV-ing out there, is camping next to somebody that's got a leveling system. So people are wanting the push button technology. They're wanting to upgrade. They're paying for it. And we're just now, over the last few months, have launched the travel trailer leveling program into the aftermarket through the dealers, through the WDs, even on Amazon, and it's starting to take root. Again, as we mentioned in our prepared remarks, we don't know why -- how much longer the manual systems are going to stay around even in the aftermarket or the OEM markets because it's just so much easier and the retail customers are clearly willing to pay for it.

Scott T. Mereness - LCI Industries - President
One other -- Scott, this is Scott. One other quick comment on the OEM front in terms of new products. We talked about the content increase as far as travel trailer leveling, Furrion and awnings. And in terms of Furrion, the Furrion agreement came upon its second birthday just after 4th of July this year. So we're not -- and we're just over 2 years into it. It's doubled since we took it over in terms of revenue. So it's gone from 30 to 60. And run rate-wise, when you look at the addition of appliances now coming online, we're looking to double, not quite double again, starting in the next quarter or so. So you look at that business, having tripled since -- more than tripled since we took it over in 2 -- just over 2 years. We're happy. We're real happy with what that means for our business, especially the content number. Again, we talked about a couple of good products having big-time effect on the content per vehicle number over the next couple of years, and both of these products, like Jason was saying on the leveling, and then Furrion is another big plus.

Scott Lewis Stember - CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst
Got it, that's all I had, thanks for taking my questions.

Operator
Our next question comes from Daniel Moore of CJS Securities.

Daniel Joseph Moore - CJS Securities, Inc. - MD of Research
Good morning, I wanted to just follow up on that last comment on the content side. Growth was a little light in terms of content per towable this quarter despite a nice resurgence in fifth wheels. And you've talked about some of these new products. Anything going on there? And when should we expect for that to start to reaccelerate again?

Jason D. Lippert - LCI Industries - CEO & Director
Well, I think the biggest piece of that is just all the low entry -- I mean, there might be a little bit more fifth wheel production. But the massive amount of entry-level trailers that are being produced right now that don't have a lot of content on them are really pushing those numbers backwards. So I think it's impressive that we've been able to move content, the content number forward, albeit small, just around $100. Considering the

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transformation that's happened and what products being built today, when you look at the 80-20 of that, it's a lot of small trailers with single axles, no slide-outs, one-entry door, very little furniture, very little windows. We've managed to continue to increase content. So without really any acquisitions in the towable space there.

Daniel Joseph Moore - CJS Securities, Inc. - MD of Research
Indeed. It's been all organic or largely organic. That's helpful. Maybe...

Jason D. Lippert - LCI Industries - CEO & Director
But I think that if you -- I think -- sorry, Dan. I think if you look at content on just, let's say, we hadn't developed products or improved existing products, I think content would be down, for sure.

Daniel Joseph Moore - CJS Securities, Inc. - MD of Research
Fair enough. Understood. Maybe just switching gears, the marine space, obviously, an increasing area of focus. Maybe just talk a little bit about the supply chain there to OEMs. Who are the players? And what is it that attracts you to that space, and maybe just the overall size of the market opportunity? I know it's part of your pie chart, but maybe look out 2 to 3 years, where do you see that as either in terms of revenue dollars or as a percentage of the overall? Thanks

Jason D. Lippert - LCI Industries - CEO & Director
Probably, we can't give you what the -- what we think the revenue dollars will be because it's a little bit of a crap shoot. But I think the most important piece of the marine puzzle is the furniture, and we've made a few acquisitions there. We're now the largest manufacturer of the furniture. And we feel that product hasn't changed in a long time. We feel that there's a lot of opportunity for product content add in that category. And that's the largest piece. That's generally the largest outside of the engine, the largest content piece that the OEM buys from a supplier. So it's a really good foot in the door to the industry. We feel like with electronics and some of the appliances, glass, windows, some of those things will be -- some of the other big components that we add to the content of the marine. And right now, we're really only focused on pontoons. So if we open the door to -- some of the fiberglass boats and the bigger boats and the salt water boats, certainly, there's more opportunity there. But it's big on our radar, and we know that there's lots of opportunities. We also know that as we continue to show these marine suppliers that we're -- or these marine OEMs that we're a different kind of supplier, that we're going to do business efficiently and cost-effectively for them, and that we have an R&D that's dedicated to develop products for them that they don't have today or tweak products for them today that they don't have or displace suppliers that just aren't getting the job done. That's what happened on the RV side for us, and we know the same movie will play out on the marine side. And we've got a few projects in R&D that are pretty exciting that we can't talk about right now, but those will come out for marine on likely the next conference call.

Scott T. Mereness - LCI Industries - President
And Dan, this is Scott. The current run rate for the businesses that we've acquired in the pontoon furniture space is just under $100 million. And there's been obviously some consolidation there, but we still show over $100 million in revenue growth on top of that. And that's not just on the pontoon side, but that would be other furniture pieces like captain's chairs and some other revenue into the marine space as well.

Daniel Joseph Moore - CJS Securities, Inc. - MD of Research
Got it. Appreciate it. And did I hear...

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Jason D. Lippert - LCI Industries - CEO & Director
Overall, it's a big opportunity.

Daniel Joseph Moore - CJS Securities, Inc. - MD of Research
Indeed. And lastly, just to make sure I have the numbers right. Looking out a year or 2 or 3, it was 10.5% in terms of the operating margin goal. Was that 11.5% to 12.5%? Is that right?

Jason D. Lippert - LCI Industries - CEO & Director
11.5% to 12.5%.

Brian Michael Hall - LCI Industries - CFO
11.5% to 12.5%.

Daniel Joseph Moore - CJS Securities, Inc. - MD of Research
Got it, ok. Thank you, I'll turn it back to you.

Operator
Our next question comes from Kathy Thompson of Thompson Research Group.

Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Hi, thanks for taking my questions today. I wanted to circle back on what you had to say about margins, and really focusing a little bit more in your OEM segment. So you did make some modest improvement in the aftermarket segment this quarter, which is encouraging, but still had over a 200 basis point decline in op margins for OEM. Understanding you're getting at about half a quarter benefit to some of the initiatives you outlined in Q3, is it reasonable to assume that you'll be able to claw back half of that impact and really be more net positive comps once we get to Q4? That's the first part. And how should we -- how would you suggest that we look forward into the following 6 to 8 months in terms of modeling that segment? Thank you.

Brian Michael Hall - LCI Industries - CFO
This is Brian. I think when you look at the year-over-year decline in the margins, you're really talking about a 60-40 split between materials and labor. So certainly, as we look to address the material portion of it, a lot of that's coming through the price increases that we've talked about. So you're really looking to cover a significant portion of that 60% piece with about half in Q3 and a full quarter's worth in Q4. So I think that's the way that we've at least been talking about it and the way that I think that you can look at, that it can provide a little guidance for you.

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Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Yes. So you'll still have a bit of a decline, but -- and maybe I was a little too optimistic in being able to cut that loss in half in Q3, if I'm hearing you correctly.

Brian Michael Hall - LCI Industries - CFO
Yes. I think if you do the math, you're correct. Because the labor piece of it, the unknown there would be all the investments that we've made in automation. And a lot of that's taken place in the more recent couple of quarters. So how much of that we experience to offset some of these -- the labor challenges in the back half will be the thing to watch.

Jason D. Lippert - LCI Industries - CEO & Director
Any attrition improvement in the business should help soften the labor increase that we've seen over the last couple of quarters. A lot of that was front-loaded on Q1 or Q2 where we made a lot of wage adjustments, on the average 6% to 8% just wage adjustments, base wage adjustments, which all hit. And our attrition has really slowed significantly. So we expect to see some of those benefits on the back half of the year. On the labor side.

Scott T. Mereness - LCI Industries - President
Kathryn, I think the comps, when you look at the selling price increases being a full quarter for Q4, I think the fourth quarter comp becomes a lot more significant in terms with the differential from what we did last year at just around 10%, I think.

Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Okay, great. Just 2 quick housekeeping. Given the 3 acquisitions, what's the expected full year D&A? And also, I assume you're still on track for that
$65 million to $75 million capital investments that were addressed to meet overall industry growth.

Brian Michael Hall - LCI Industries - CFO
You're correct on the $65 million to $75 million. That's still our target for the year.

Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Okay. And then on D&A, what's the new -- given the acquisitions made year-to-date, guidance on that would be helpful, too.

Brian Michael Hall - LCI Industries - CFO
What exactly -- D&A?

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Depreciation and amortization.

Brian Michael Hall - LCI Industries - CFO
Oh, all right. Thanks. No, we're still -- I think that we're looking at $55 million to $60 million for depreciation and amortization full year.

Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Okay, great, thank you. And then finally, with your most recent acquisition, you're further spreading your wings into the European market. Over 2.5% of your sales in Europe now. Where do you envision growing your revenues for Europe as a percentage of your total sales? And I'm looking not just next year, but over the, say, the next 2 to 4 years. What do you think is reasonable in terms of growth, and just stepping back and look more strategically how you are, where you want to grow that business? Thank you.

Jason D. Lippert - LCI Industries - CEO & Director
We still -- yes, we still have some visibility on some additional acquisitions and organic growth over there with products that we want to build for Europe. It's been several years now that we've been at least looking at the market almost 14 months where we've acquired some companies and have operations on the ground there. So the management teams are starting to work together, figuring out how we can consolidate efforts to attack the caravan market in Europe together with the companies that we have, and then looking at a couple more. But I think that it's going to be a slower process than typical. We really have to do a thorough job vetting the leadership teams and the products. And the most important thing, like I said in my prepared notes on the call, was vetting whether their products can transition to the U.S. RV market has been really important. We've been able to develop a significant part of our first acquisition sales, P2K, in the U.S. through really making sure their product makes it over here and gets visibility. So we're -- on the front side, as we're looking at these acquisitions, we're really trying to see -- buying companies that can have products that the U.S. RV companies would be interested in. And that's been a big part of the program. But all in all, it's going to be a slower process, but we still have a vision to be a major component supplier to that business. We see a lot of the competitors and suppliers over there with a less aggressive R&D strategy, less aggressive customer relationship strategy. And that's where I think we excel as a company in that business. And the more mass we put together with respect to leadership and companies over there, the better we'll do. But the prospects look great. And we're going to Dusseldorf in about 3 weeks. And that's really how we made the last acquisition of Metallarte with -- they sought us out. They felt that we would be good partners. And we spent some time around their business and their people, and they were right. I mean, we felt it was a great opportunity for both of us. And now, all of a sudden, we have another key component to the caravan. So I'd anticipate that our trip over there in the next month will yield some more relationships, some more acquisition opportunities. And we're going to be opportunistic.

Scott T. Mereness - LCI Industries - President
Kathryn, one more anecdote right there. The -- I've gotten 2 phone calls in the last 4 weeks unsolicited that said, "Hey, I saw that you guys have made 3 acquisitions in the last 12 months. And it seems like you want to do some further deals in Europe. Would you be interested in companies A and B." And so we're getting phone calls like that in addition to the usual networking that we're doing. So it's obviously taking notice with companies over there that might be looking to sell their businesses.

Kathryn Ingram Thompson - Thompson Research Group, LLC - Founding Partner, CEO, and Director of Research
Great, thank you very much.

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

Operator
Our next question comes from Craig Kennison of Baird.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
Good morning, thanks for taking my question as well. I wanted to follow up on the European question that Kathryn asked. But you framed -- in North America, you framed content per unit in a very helpful way when you think about the RV market. Where would you say you are in terms of content per unit in the European market?

Jason D. Lippert - LCI Industries - CEO & Director
We don't have clarification on those numbers, yet. We haven't started putting those together.

Brian Michael Hall - LCI Industries - CFO
Right. But when you look at the opportunity, certainly, when you think about content here in the U.S., you've got the chassis, which is a significant piece. And the chassis in Europe are totally different. So as you start to frame up what the opportunity is in Europe, you got to look at that piece a little bit different. But the rest of it, it's very similar. And in fact...

Jason D. Lippert - LCI Industries - CEO & Director
In our slide deck, we've pointed out that there's about $1 billion in opportunity in Europe with existing and new products. So that's kind of how we're looking at it today. Tomorrow, we'll probably have some more refined numbers around content per vehicle, at least on the caravan side over there.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
Yes. It's a helpful way to frame it or it has been at least in the RV space. And then, I guess, the same question on marine...

Scott T. Mereness - LCI Industries - President
Just some rough numbers, $200. And if you look at a run rate for -- 2 of the 3 businesses are RV-related. But if you look at it, just some rough numbers, it would be $200, give or take.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
That's very helpful. And looking for something similar to that in the marine space here in the U.S., where you're just getting started?

Brian Michael Hall - LCI Industries - CFO
Yes. Again, we haven't really quantified what our ultimate opportunity is there. As Jason was mentioning, we entered into it with furniture being

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

the primary opportunity for us. So the real focus out of the gates is on the pontoon side of things. So as that continues to evolve, and we continue to R&D new products and look to incorporate some more electronics there as well, I think that there's -- we'll continue to refine what that opportunity looks like, and then what our current run rate is to give you a little more similar comparison that we're giving you on the RV side.

Jason D. Lippert - LCI Industries - CEO & Director
We'll get that together this year. You'll start seeing those numbers this year more than likely, Craig. And that's content for pontoon and content for European caravan.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
Thank you. And then I think I heard you mention approximately a 6% to 8% increase in your labor compensation, if you will. If that's right, when did that start?

Brian Michael Hall - LCI Industries - CFO
You started to see some of it in the back half of last year, but a lot of it hit beginning in the first half -- Q1 of this year and even more into Q2.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
And I know your timing has to be sequenced. Your timing for a price increase has to coincide with what your discussions with partners go or how they go. I guess, I'm asking, do your OEM customers expect to be able to raise price to offset their price increase they're getting from you?

Jason D. Lippert - LCI Industries - CEO & Director
Yes. They -- I mean, they've already taken -- some of them have taken 2 to 3 price increases this year already. So it's not something that they're thinking about going forward. There's -- most of the OEMs, if not all of them, have already gone out with some increases this year already to -- because their own costs are increasing. But we've been having these conversations with them since April. So I know that some of the OEMs have recent-released their second or third price increase to the dealers here in the last month or so.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
And then lastly, just housekeeping, but what was the attrition rate last year? I think it was 36% in the most recent period.

Jason D. Lippert - LCI Industries - CEO & Director
Last year, full year, it was about 64%. So this year, we're tracking about 36%.

Craig R. Kennison - Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst
Great, thank you.

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

Operator
(Operator Instructions) Our next question comes from Steve O'Hara of Sidoti.

Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst
Hi, good morning. A question also revolves around the labor costs. And maybe as these prices increase, I mean, have you seen influx of people into the area? I mean, is Elkhart, the area growing? Are you trying to improve things geographically? And is this something that could maybe eventually bite into the growth in the industry on the retail side from your standpoint? Thank you very much.

Jason D. Lippert - LCI Industries - CEO & Director
Well, I can tell you that there's not a lot of housing available right now. There's some small projects going on to make low-income housing available, so that people can move into the area. But it's not significant. What I can tell you our strategy is, is that we're trying to be the employer of choice in the area, so that we're not looking for the people that are looking for jobs, which is a very small, small number. I think where we've had our success, especially over the last 6 to 10 months that we've really been hammering on attrition initiative, engagement initiatives and our culture initiatives, is that we're attracting people from a lot of other companies around the area that just aren't happy where they're working. And if you look at the statistics, the statistics are something crazy, like 88% of all employees either don't like their job, they don't like their boss, they don't like their company culture. They don't like something about where they're working. So there's a -- instead of looking at it as a 1.7% that's unemployed, we're kind of looking at the 88% that aren't happy and trying to create an employer-of-choice scenario and continue to drop people in. And that's been working. We're not having a significant problem getting employees as tight as the labor market is. So that's how I'd bring that question up.

Brian Michael Hall - LCI Industries - CFO
Yes. And I think for us strategically, we continue, when we're looking at capacity planning, we're looking at markets outside of the area. I mean, we're still vested here, and this is the heart of the industry. But you can -- you look at a South Bend, a Fort Wayne, you're looking in those cities that are just outside of Elkhart, I think there's opportunities for us there as we continue to plan.

Jason D. Lippert - LCI Industries - CEO & Director
So we worry about the smaller guys that get squeezed out when we're taking -- and maybe Thor and Forest River that can pay more, are taking a lot of the employees. We worry about, "Well, what's going to happen to the small manufacturers that are still paying $10, $11 an hour?" Because those are the employees that are leaving. If they're not happy, and they're not getting paid a lot, they're coming to companies like ours that might be paying $14 to $20 an hour on average or a Thor that's paying north of $25 for assembly work.

Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst
Okay -- go ahead.

Jason D. Lippert - LCI Industries - CEO & Director
I was just going to say we feel like we've got a really great handle on it. And expect that the labor softening for us as part of the tailwinds that will help us improve Q3 and Q4.

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

Stephen Michael O'Hara - Sidoti & Company, LLC - Research Analyst
Ok, perfect, thank you very much.

Operator
There are no further questions. I'd like to turn the call back over to Jason Lippert for any closing remarks.

Jason D. Lippert - LCI Industries - CEO & Director
Well, thanks, everybody, for joining us on the call. We appreciate all your comments and feedback, and look forward to talking to you next quarter at earnings release. Thanks again.

Operator
Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program, and you may all disconnect. Everyone, have a great day.

Editor
Forward-Looking Statements

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

AUGUST 4, 2017 / 03:00PM GMT, LCII - Q2 2017 LCI Industries Earnings Call

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